UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

- - - - - - - - - -            x
                               :
         In re                 :
                               :        Chapter 11
HOME HOLDINGS INC.,            :        Case No. 98 B 40319 (JHG)
                               :
                    Debtor.    :
                               :
- - - - - - - - - -            x

             ORDER (A) PURSUANT TO 11 U.S.C. ss. 1125 AND BANKRUPTCY
                   RULE 3017(b) APPROVING DEBTOR'S DISCLOSURE
                    STATEMENT AND (B) APPROVING SOLICITATION
               LETTER OF OFFICIAL COMMITTEE OF UNSECURED CREDITORS

            Upon the record of the hearing held on March 3, 1998 (the "Disclosure Statement Hearing") to consider the request of the above-captioned Debtor for approval of the Debtor's Disclosure Statement With Respect To Plan Of Reorganization Of Home Holdings Inc. Under Chapter 11 of The Bankruptcy Code, dated January 15, 1998, as amended on February 27 and March 3, 1998 (the "Disclosure Statement"); and each of the objections filed with respect to the Disclosure Statement having been withdrawn, overruled by the court, or rendered moot by reason of modifications made to the Disclosure Statement; and the Debtor having amended and modified the Disclosure Statement and, to the extent necessary, the Plan Of Reorganization Of Home Holdings Inc. Under Chapter 11 of The Bankruptcy Code, dated January 15, 1998 (the "Plan"), to reflect the resolution of certain issues; and the request of the Official Committee of Unsecured Creditors (the "Creditors' Committee") to include a solicitation letter having been filed (the "Committee's Request"); and the court having found that notice of the Disclosure Statement Hearing has been provided by the Debtors as directed by the court pursuant
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to an order, dated January 15, 1998, fixing the date, time, and place for a hearing to consider approval of the Debtor's Disclosure Statement; and it appearing that notice of the Committee's Request was good and sufficient under the particular circumstances and that no other or further notice need be given; and upon the record of this case; and after due deliberation thereon; and the court having determined that the Disclosure Statement contains adequate information as such term is defined in section 1125 of the Bankruptcy Code; and good cause appearing therefor, it is hereby

            ORDERED that, in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017(b), the Disclosure Statement (and all exhibits and attachments
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thereto), as the same may be amended and modified from time to time to incorporate immaterial modifications, fill in blanks, and reflect any modifications that the Debtor determines to be appropriate which do not materially change the Disclosure Statement or materially affect any rights of a party in interest, including cover letters from both the Creditors' Committee and the Senior Noteholders' Committee (as defined in the Disclosure Statement) to their respective constituencies, substantially in the form of the letters (collectively, the "Letters") which are annexed, respectively, to the Com mittee's Request and the Debtor's Motion For Order Establishing Solicitation, Voting, and Tabulation Procedures and Deadlines (the "Solicitation Procedures Order"), be, and they hereby are, approved as containing adequate information as such term is defined in section 1125 of the Bankruptcy Code; and it is further

            ORDERED that the Debtor be, and it hereby is, authorized and directed to cause to be delivered a Solicitation Package, as that term is defined in the Solicitation Procedures Order, which shall contain the documents set forth in the Solicitation Procedures Order and all
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Letters approved herein, to the entities set forth in the Solicitation
Procedures Order, in the manner set forth therein; and it is further

            ORDERED that the filing of certain exhibits and schedules to the Disclosure Statement and the Plan which were not annexed thereto (collectively, the "Plan Supplement") by the Debtors not less than ten (10) days prior to the Confirmation Hearing and allowing for (i) inspection of the Plan Supplement during normal court hours and (ii) interested parties to receive copies of the Plan Supplement upon written request is deemed good and sufficient notice of the contents of the Plan Supplement and no other further notice of the Plan Supplement need be given; and it is further

            ORDERED that the Debtor be, and it hereby is, authorized and empowered to take such steps and perform such acts as may be necessary to implement and effectuate this Order.

Dated: New York, New York
       March 4, 1998 at 7:30 AM


                                    S/Jeffry H. Gallet
                                    ----------------------------------
                                    United States Bankruptcy Judge